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Exhibit 99.5

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Operating revenues:
Operating revenues—affiliates	$1,605.9	1,307.9
Operating revenues	158.2	134.7

Total operating revenues	1,764.1	1,442.6

Operating expenses:
Product purchases—affiliates	1,181.6	945.2
Product purchases	125.4	102.4
Operations and maintenance	92.9	93.6
Operations and maintenance—affiliates	33.8	33.6
Depreciation and amortization	147.1	117.8
General and administrative—affiliates	33.7	31.2
Non-income taxes	13.0	9.7
Asset impairments	2.5	22.0
Other, net	0.7	(3.4)

Total operating expenses	1,630.7	1,352.1

Operating income	133.4	90.5
Income (loss) from equity investment	10.2	(0.2)

Income from continuing operations before income taxes	143.6	90.3
Income tax expense	51.7	32.5

Net income from continuing operations	91.9	57.8
Discontinued operations:
Net income from discontinued operations	2.0	11.2
Net income from discontinued operations attributable to non-controlling interests	(1.4)	(1.0)

Net income from discontinued operations attributable to Devon	0.6	10.2

Net income attributable to Devon	$92.5	$68.0

See accompanying notes to the unaudited combined financial statements.

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

COMBINED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
	(in millions)
Assets
Current assets:
Inventories	$3.6	$5.5
Prepaid expenses	5.3	4.2
Assets held for sale	9.3	21.4
Other	0.4	0.3

Total current assets	18.6	31.4

Property, plant and equipment, at cost	3,161.6	2,985.8
Less accumulated depreciation and amortization	(1,293.2)	(1,142.6)

Net property, plant and equipment	1,868.4	1,843.2
Equity investment	55.9	57.7
Goodwill	401.7	401.7
Assets held for sale	10.5	201.2
Other long-term assets	0.6	—

Total assets	$2,355.7	$2,535.2

Liabilities and Equity
Current liabilities:
Accrued expenses and other	$52.2	$80.1
Current liabilities associated with assets held for sale	1.0	3.3

Total current liabilities	53.2	83.4
Asset retirement obligations	14.7	13.2
Deferred income taxes	443.2	431.8
Other	2.3	4.8

Total liabilities	513.4	533.2

Equity:
Devon equity	1,839.8	1,953.3
Non-controlling interests	2.5	48.7

Total equity	1,842.3	2,002.0
Commitments and contingencies (Note 6)

Total liabilities and equity	$2,355.7	$2,535.2

See accompanying notes to the unaudited combined financial statements.

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

COMBINED STATEMENTS OF EQUITY

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Devon equity
Balance as of beginning of year	$1,953.3	$1,856.0
Net income	92.5	68.0
Net distributions from (to) Devon—continuing operations	(53.6)	93.2
Net distributions to Devon—discontinued operations	(152.4)	(89.0)

Balance as of end of year	$1,839.8	$1,928.2

Non-controlling interests
Balance as of beginning of year	$48.7	$45.3
Net income	1.4	1.0
Sale of non-controlling interest	(45.1)	—
Net distributions from (to) non-controlling interests—discontinued operations	(2.5)	3.8

Balance as of end of year	$2.5	$50.1

Total equity
Balance as of beginning of year	$2,002.0	$1,901.3
Net income	93.9	69.0
Sale of non-controlling interest	(45.1)	—
Net distributions from (to) Devon—continuing operations	(53.6)	93.2
Net distributions from (to) Devon and non-controlling interests—discontinued operations	(154.9)	(85.2)

Balance as of end of year	$1,842.3	$1,978.3

See accompanying notes to the unaudited combined financial statements.

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Cash flows from operating activities:
Net income from continuing operations	$91.9	$57.8
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	147.1	117.8
Asset impairments	2.5	22.0
Deferred income tax expense (benefit)	13.2	(7.3)
(Income) loss from equity investment, net of distributions	0.6	2.4
Other noncash items, net	(1.2)	(1.2)
Changes in assets and liabilities:
Inventories	1.9	(2.3)
Prepaid expenses	(1.2)	(1.7)
Other assets	(0.5)	(2.5)
Accrued expenses and other liabilities	2.0	(11.8)

Net cash provided by operating activities	256.3	173.2

Cash flows from investing activities:
Capital expenditures	(203.8)	(251.1)
Contribution to equity investment	—	(13.7)
Distribution from equity investment in excess of cumulative income	1.1	—

Net cash used in investing activities	(202.7)	(264.8)

Cash flows from financing activities:
Net distributions from (to) Devon	(53.6)	93.2
Other	—	(1.6)

Net cash provided by (used in) financing activities	(53.6)	91.6

Cash flows from discontinued operations:
Net cash provided by operating activities.	(0.2)	20.2
Net cash provided by investing activities	146.3	75.2
Net cash provided by (used in) financing activities—net distributions from (to) Devon and non-controlling interests	(154.9)	(85.2)

Net cash provided by (used in) discontinued operations	(8.8)	10.2

Net change in cash and cash equivalents	(8.8)	10.2
Beginning cash and cash equivalents—related to assets held for sale	15.6	8.1

Ending cash and cash equivalents—related to assets held for sale	$6.8	$18.3

See accompanying notes to the unaudited combined financial statements.

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. Organization and Nature of Business

        The accompanying financial statements of Devon Midstream Holdings, L.P. Predecessor (the "Predecessor") have been prepared in connection with the proposed agreement and plan of merger between Crosstex Energy, Inc. ("Crosstex") and Devon Energy Corporation ("Devon") and certain of its wholly owned subsidiaries (the "merger agreement"). The Predecessor is comprised of Devon's U.S. midstream assets and operations, including its 38.75% economic interest in Gulf Coast Fractionators.

        As part of the merger agreement, Crosstex and Acacia Natural Gas Corp I, Inc., a wholly owned subsidiary of Devon ("New Acacia"), will merge with subsidiaries of a new holding company named New Public Rangers, L.L.C. ("New Public Rangers") and will survive as wholly owned subsidiaries of New Public Rangers. Pursuant to these mergers, the business of New Public Rangers will be the combined business of Crosstex and a 50% limited partner interest in Devon Midstream Holdings, L.P. ("Midstream Holdings"), which, together with its subsidiaries, will own Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Pursuant to a separate contribution agreement among Devon, Crosstex Energy, L.P. (the "Partnership") and certain of their respective wholly owned subsidiaries, Devon will contribute the remaining 50% limited partner interest in Midstream Holdings to the Partnership in exchange for limited partner interests in the Partnership. New Public Rangers and its directly and indirectly wholly owned subsidiaries have all adopted December 31 fiscal year ends.

        The Predecessor is engaged in the business of purchasing natural gas from Devon and third parties at or near the wellhead and then gathering, compressing, treating and processing the purchased natural gas and fractionating the natural gas liquids, or NGLs, that result from the natural gas processing. After performing these activities, the Predecessor sells its natural gas and NGLs to Devon. The Predecessor primarily performs these activities to support Devon's operations. However, to the extent system capacity is available, the Predecessor also provides these services for other companies engaged in the production, distribution and marketing of natural gas and NGLs.

        The Predecessor's assets consist of Devon's U.S. natural gas gathering and processing systems, as well as a 38.75% economic interest in Gulf Coast Fractionators. These systems are located primarily in Texas and Oklahoma. The most significant system is the Bridgeport system, which serves the Barnett Shale in North Texas. This system includes integrated gathering pipelines, one gas processing plant and an NGL fractionator. The Cana system serves the Cana-Woodford Shale in West Central Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. The Northridge system serves the Arkoma-Woodford Shale in Southeastern Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. Gulf Coast Fractionators is a full-service NGL fractionator located on the Gulf Coast at the Mont Belvieu hub. The Predecessor's other assets include systems that serve the Powder River Basin in Wyoming and other areas where Devon operates.

2. Basis of Presentation

        These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to such rules and regulations, certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying combined financial statements and notes should be read in conjunction with the Predecessor's audited combined financial statements and notes for the three-year period ended December 31, 2012.

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

2. Basis of Presentation (Continued)

        The accompanying unaudited interim combined financial statements reflect all adjustments that are, in the opinion of management, necessary to a fair statement of the Predecessor's financial position as of September 30, 2013 and its results of operations and cash flows for the nine-month periods ended September 30, 2013 and 2012. Due to seasonal fluctuations and other factors, the operating results for the nine months ended September 30, 2013, are not necessarily indicative of the results that may be expected for the year ending December 31, 2013 or for any future period.

3. Affiliate Transactions

        The Predecessor engages in various transactions with Devon and other affiliated entities. These transactions relate to sales to and from affiliates, services provided by affiliates, cost allocations from affiliates, centralized cash management performed by affiliates and financing with affiliates. Management believes these transactions are executed on terms that are fair and reasonable and are consistent with terms for transactions with nonaffiliated third parties. The amounts related to affiliate transactions are specified in the accompanying unaudited combined financial statements.

        The following schedule presents the affiliate transactions and other transactions made to or received from Devon, all of which are settled through an adjustment to equity:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Continuing operations:
Operating revenues—affiliates	$(1,605.9)	$(1,307.9)
Operating expenses—affiliates	1,249.1	1,010.0

Net affiliate transactions	(356.8)	(297.9)

Capital expenditures	203.8	251.1
Other third-party transactions, net	99.4	140.0

Total third-party transactions	303.2	391.1

Net distributions from (to) Devon—continuing operations	$(53.6)	$93.2

Discontinued operations:
Operating revenues—affiliates	$(19.1)	$(83.5)
Operating expenses—affiliates	5.8	58.9
Cash used in financing activities—affiliates	(5.6)	3.3

Net affiliate transactions	(18.9)	(21.3)

Capital expenditures	2.7	12.3
Other third-party transactions, net	(138.7)	(76.2)

Net third-party transactions	(136.0)	(63.9)

Net distributions to Devon and non-controlling interests—discontinued operations	$(154.9)	$(85.2)

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

3. Affiliate Transactions (Continued)

        During the nine-month periods ended September 30, 2013 and 2012, Devon was the Predecessor's only significant customer. Devon accounted for 91% of the Predecessor's operating revenues during both of these nine-month periods in 2013 and 2012.

        Share-based compensation costs included in the management services fee charged to the Predecessor by Devon were approximately $10.1 million and $9.1 million for the nine months ended September 30, 2013 and 2012, respectively. Pension, postretirement and employee savings plan costs included in the management services fee charged to the Predecessor by Devon were approximately $6.1 million and $6.2 million for the nine months ended September 30, 2013 and 2012, respectively. These amounts are included in general and administrative expenses in the accompanying unaudited combined statements of operations.

4. Income Taxes

        The Predecessor is a member of an affiliated group that files consolidated income tax returns. Income taxes are calculated based on each entity's separate taxable income or loss. The components of income tax expense related to the Predecessor's income from continuing operations are as follows:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Current income tax expense:
U.S. federal	$37.5	$38.6
Various states	1.1	1.2

Total current tax expense	38.6	39.8

Deferred income tax expense (benefit):
U.S. federal	12.8	(7.1)
Various states	0.3	(0.2)

Total deferred tax expense (benefit):	13.1	(7.3)

Total income tax expense	$51.7	$32.5

        The following schedule reconciles the Predecessor's total income tax expense and the amount computed by applying the statutory U.S. federal tax rate to income from continuing operations before income taxes:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Expected income tax expense based on federal statutory rate of 35%	$50.3	$31.6
State income taxes, net of federal benefit	1.4	0.9

Total income tax expense	$51.7	$32.5

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

5. Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core assets that are presented as discontinued operations in the accompanying unaudited combined financial statements. The following schedule summarizes net income for the Predecessor's discontinued operations:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Operating revenues:
Operating revenues	$11.5	$17.3
Operating revenues—affiliates	19.1	83.5

Total operating revenues	30.6	100.8

Operating expenses:
Operating expenses	18.9	33.5
Operating expenses—affiliates	5.8	58.9
(Gain) loss on sale of assets, net	2.8	(9.1)

Total operating expenses	27.5	83.3

Income before income taxes	3.1	17.5
Income tax expense	1.1	6.3

Net income	2.0	11.2
Net income attributable to non-controlling interests	(1.4)	(1.0)

Net income attributable to Devon	$0.6	$10.2

        The following schedule presents the main classes of assets and liabilities associated with the Predecessor's discontinued operations:

	September 30, 2013	December 31, 2012
	(in millions)
Cash and cash equivalents	$6.8	$15.6
Accounts receivable	0.5	3.7
Inventories and other current assets	2.0	2.1

Total current assets	9.3	21.4
Property, plant and equipment	9.4	184.7
Goodwill	1.1	16.5

Total assets	$19.8	$222.6

Accounts payable and other current liabilities	$1.0	$3.3
Asset retirement obligations	2.0	4.2
Other long-term liabilities	—	0.3

Total liabilities	$3.0	$7.8

Non-controlling interests in equity	$2.5	$48.7

DEVON MIDSTREAM HOLDINGS, L.P. PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

5. Discontinued Operations (Continued)

  Divestiture Agreements

        In May 2013, the Predecessor entered into an agreement to sell its controlling interest in its assets and operations located in Montana for approximately $10 million. This sales price is subject to customary adjustments for financial activity between the effective and closing date of the transaction.

        In August 2013, the Predecessor sold its controlling interest in its assets and operations located in Wyoming for approximately $148 million.

6. Commitments and Contingencies

  Litigation Contingencies

        The Predecessor is involved in various routine legal actions and proceedings arising in the normal course of its business. However, to the Predecessor's knowledge, there were no material pending legal proceedings to which the Predecessor is a party or to which any of its property is subject.

  Environmental Contingencies

        The operation of pipelines, plants and other facilities for gathering, processing or transmitting natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, the Predecessor must comply with United States laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal, and other environmental matters. The cost of planning, designing, constructing and operating pipelines, plants, and other facilities must incorporate compliance with environmental laws and regulations and safety standards. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures, including citizen suits, which can include the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of injunctions or restrictions on operation. Management believes that, based on currently known information, compliance with these laws and regulations will not have a material adverse effect on the Predecessor's results of operations, financial condition or cash flows. At September 30, 2013, the Predecessor had $0.4 million of liabilities recorded for environmental matters, which are included in other long-term liabilities in the accompanying unaudited combined balance sheet.

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  Exhibit 99.5